EXHIBIT 99.1

The ExOne Company Awarded Order for New M-Flex Platform

First Order for Its Newest, Fastest and Largest Capacity 3D Machine Platform for Printing Metal and Ceramics

NORTH HUNTINGDON, Pa., April 1, 2013 (GLOBE NEWSWIRE) -- The ExOne Company (Nasdaq:XONE) ("ExOne" or "the Company"), a global provider of three-dimensional ("3D") printing machines and printed products to industrial customers announced today that it has been awarded an order for its newest machine platform, the M-Flex that is expected to ship to L'Université du Québec in the third quarter this year.

The machine debuted at the International Manufacturing Technology Show in Chicago in September 2012. The Company has received strong global interest in the capabilities of the M-Flex industrial 3D printing machine since being introduced.

David J. Burns, President and COO, noted, "Our new M-Flex brings a higher level of productivity for a manufacturer of metal and ceramic parts using our unique 3D printing process. The early acceptance of this dynamic new machine is extremely encouraging for us and we expect customer interest to translate quickly into orders."

The M-Flex provides a larger output capacity than previous models with speeds that are ten times faster. As a result, total volumetric output per unit time is significantly greater providing compelling economics for replacing traditional machines for parts manufacturers and OEMs. A highly flexible, user-friendly machine can print industrial grade metals and ceramics.  It is ideally suited for producing complex geometry with high accuracy.

For more information regarding the M-Flex, visit the Company's website at www.exone.com.

About ExOne

ExOne is a global provider of 3D printing machines and printed products to industrial customers. ExOne's business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its in‐house 3D printing machines. ExOne offers pre‐production collaboration and prints products through Production Service Centers, which are located in the United States, Germany and Japan.  ExOne builds 3D printing machines at its facilities in the United States and Germany.  ExOne also supplies the associated products, including consumables and replacement parts, and services, including training and technical support, necessary for purchasers of its machines to print products.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "typically," "anticipates," "believes," "appears," "could," "plan," and other similar words. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, which include our ability to qualify more materials in which we can print; the availability of skilled personnel; our strategy, including the expansion and growth of our operations; the impact of loss of key management; our plans regarding increased international operations in additional international locations; sufficiency of funds for required capital expenditures, working capital, and debt service; the adequacy of sources of liquidity; expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; demand for aerospace, automotive, energy and other industrial products; the impact of disruption of our manufacturing facilities or PSCs; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the effect of litigation and contingencies; and the adequacy of our protection of our intellectual proper, and other factors disclosed in the Company's Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Because they are forward-looking, these statements should be evaluated in light of important risk factors and uncertainties.

Should one or more of these risks or uncertainties materialize, or should any of ExOne's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

CONTACT: Media:
         Nicole McEwen
         Marketing Director
         (724) 765-1328
         nicole.mcewen@exone.com

         Investors:
         John Irvin
         Chief Financial Officer
         (724) 765-1310
         john.irvin@exone.com

         Deborah K. Pawlowski
         Kei Advisors LLC
         (716) 843-3908
         dpawlowski@keiadvisors.com